UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2006 (April 3, 2006)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 5.02(d) – David R. Meuse

In accordance with the recommendation of the Nominating and Governance Committee of the Board of Directors of State Auto Financial Corporation (“STFC”), on April 3, 2006, David R. Meuse was elected as a director of STFC to fill an existing vacancy on STFC’s Board of Directors.

There was no arrangement or understanding between Mr. Meuse and any other person pursuant to which Mr. Meuse was elected as a director.

Mr. Meuse has not been appointed to any Board committees as of the date of the filing of this Form 8-K.

Mr. Meuse is a principal of Stonehenge Financial Holdings, Inc., a provider of financial and advisory resources, a position he has held since August 1999. Mr. Meuse is also a director of Diamond Hill Investment Group, Inc., a provider of investment management services and manager of mutual funds and private investment funds. Mr. Meuse is 61 years old.

Item 5.02(d) – Alexander B. Trevor

In accordance with the recommendation of the Nominating and Governance Committee of the Board of Directors of STFC, on April 3, 2006, Alexander B. Trevor was elected as a director of STFC to fill an existing vacancy on STFC’s Board of Directors.

There was no arrangement or understanding between Mr. Trevor and any other person pursuant to which Mr. Trevor was elected as a director.

Mr. Trevor has not been appointed to any Board committees as of the date of the filing of this Form 8-K.

Mr. Trevor is the president of Nuvocom Incorporated, a provider of patent litigation support services, a position he has held since October 1996. Mr. Trevor is also a director of Applied Innovation, Inc., a network management solutions company. Mr. Trevor is 61 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: April 5, 2006	By	/s/ Steven J. Johnston
Treasurer and Chief Financial Officer